Exhibit 24
POWER OF ATTORNEY
     Each person whose signature appears below does hereby make, constitute and appoint Terry D. McCallister, Adrian P. Chapman, Beverly J. Burke and Vincent L. Ammann, Jr., or any of them singly, as such person’s true and lawful attorney-in-fact and agent, with full power of substitution, resubstitution and revocation to execute, deliver and file with the Securities and Exchange Commission, for and on such person’s behalf, and in any and all capacities, a Registration Statement on Form S-8 regarding registration of 150,000 WGL Holdings, Inc. common stock to be offered pursuant to the WGL Holdings, Inc. Directors’ Stock Compensation Plan, as amended and restated, any and all amendments, including post-effective amendments thereto, under the Securities Act of 1933, with all exhibits thereto and other documents in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or such persons’ substitute or substitutes may lawfully do or cause to be done by virtue hereof.

NAME	TITLE	DATE

/s/ Terry D. McCallister Terry D. McCallister	Chairman of the Board and Chief Executive Officer and Director	November 22, 2010

/s/ Adrian P. Chapman Adrian P. Chapman	President and Chief Operating Officer	November 22, 2010

/s/ Vincent L. Ammann, Jr. Vincent L. Ammann, Jr.	Vice President and Chief Financial Officer (Principal Financial Officer)	November 22, 2010

/s/ William R. Ford William R. Ford	Controller (Principal Accounting Officer)	November 22, 2010

/s/ Michael D. Barnes Michael D. Barnes	Director	November 22, 2010

/s/ George P. Clancy, Jr. George P. Clancy, Jr.	Director	November 22, 2010

/s/ James W. Dyke, Jr. James W. Dyke, Jr.	Director	November 22, 2010

/s/ Melvyn J. Estrin Melvyn J. Estrin	Director	November 22, 2010

/s/ James F. Lafond James F. Lafond	Director	November 22, 2010

/s/ Debra L. Lee Debra L. Lee	Director	November 22, 2010